Exhibit 10.34

SVB Financial Group
1999 Employee Stock Purchase Plan – Israeli Sub-Plan
1. GENERAL
1.1    This Sub-Plan (the “Sub-Plan”) is adopted pursuant to the authority under Section 2(b)(iv) of the SVB Financial Group (the “Company”) 1999 Employee Stock Purchase Plan (the “Plan”) and shall be an integral part thereof. This Sub-Plan shall apply only to Eligible Employees who are residents of the State of Israel and employed by the Company's Israeli Affiliates upon the Purchase Date, including those who are deemed to be residents of the State of Israel for tax purposes upon the Purchase Date (collectively, “Israeli Eligible Employees”).
1.2    This Sub-Plan is to be read as a continuation of the Plan and includes additional conditions which will apply to Israeli Eligible Employees participating in the Plan, only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time and in order to comply with any approval or ruling received by the Company or any Affiliate in relation thereof. This Sub-Plan does not apply to or modify the Plan in respect of any other category of Eligible Employees.
1.3    The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in this Sub-Plan shall prevail.
1.4    Any capitalized term not specifically defined in this Sub-Plan shall be construed according to the interpretation given to it in the Plan.
2. DEFINITIONS
2.1    “102 Stock Purchase Right” means the option to purchase Common Stock of the Company granted under the Plan to an Israeli Eligible Employee pursuant to Section 102, provided it is exercised when the Eligible Employee is still an Israeli Eligible Employee.
2.2    “Capital Gain Stock Purchase Right” means a Trustee 102 Stock Purchase Right elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2).
2.3    “Control” as such term is defined in Section 32(9) of the Ordinance.
2.4    “Controlling Stockholder” shall mean a stockholder of the Company who has Control of the Company.
2.5    “Eligible Employee” means any employee who is entitled to and has been offered the opportunity to participate in the Plan.

2.6    “Employing Company” means any Israeli resident Affiliate employing Eligible Employees including, but not limited to, any “employing company” and "employer" as defined in Section 102(a) of the Ordinance.
2.7    “ITA” means the Israeli Tax Authority.
2.8    “Non-Trustee 102 Stock Purchase Right” means a 102 Stock Purchase Right granted pursuant to Section 102(c) and not held in trust by, or under the control or supervision of, a Trustee.
2.9    “Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.
2.10    “Ordinary Income Stock Purchase Right” means a Trustee 102 Stock Purchase Right elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1).
2.11    “Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.
2.12    “Tax” means any applicable tax and other compulsory payments such as social security and health tax contributions under any applicable law.
2.13    “Trustee” means any person or entity appointed by the Company or any Employing Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a).
2.14    “Trustee 102 Stock Purchase Right” means a 102 Stock Purchase Right granted pursuant to Section 102(b) and held in trust by, or under the control or supervision of, a Trustee, for the benefit of an Israeli Eligible Employee.
3. GRANT OF OPTIONS TO PURCHASE COMMON STOCK
3.1    The persons eligible for participation in the Plan and this Sub-Plan shall include only Israeli Eligible Employees.
3.2    The Company may designate 102 Stock Purchase Rights granted to Israeli Eligible Employees pursuant to Section 102 as Trustee 102 Stock Purchase Rights or Non-Trustee 102 Stock Purchase Rights.
3.3    The grant of Trustee 102 Stock Purchase Rights shall be conditioned upon the approval of the Plan and the Sub-Plan by the ITA. Upon such submission the Company shall elect whether the Trustee 102 Stock Purchase Rights shall be classified as Capital Gain Stock Purchase Rights or Ordinary Income Stock Purchase Rights (the “Election”). Such Election shall become effective beginning the first Purchase Date of a Trustee 102 Stock Purchase Right under the Plan and this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Stock Purchase Rights. The Election shall obligate the Company to grant only the type of Trustee 102 Stock Purchase Right it has elected and shall apply to all Israeli Eligible Employees who are granted Trustee 102 Stock Purchase Rights during the period indicated herein, all in accordance with the provisions of Section 102(g). The Election shall not prevent the Company from granting Non-Trustee 102 Stock Purchase Rights simultaneously.
3.4    Any Trustee 102 Stock Purchase Rights shall be subject to any tax ruling received by the Company or any Employing Company in relation to the Plan ("Tax Ruling").
3.5    The designation of Non-Trustee 102 Stock Purchase Rights and Trustee 102 Stock Purchase Rights shall be subject to the terms and conditions set forth in Section 102 and the Tax Ruling.
4. TRUSTEE
4.1    Trustee 102 Stock Purchase Rights which shall be granted under this Sub-Plan and/or any Common Stock allocated or issued in relation to such Trustee 102 Stock Purchase Right, including following any realization of rights under the Plan, shall be allocated or issued to the Trustee or controlled or supervised by the Trustee (subject to the receipt of a tax ruling), for the benefit of the Israeli Eligible Employees, in accordance with the provisions of Section 102 and the Tax Ruling.
4.2    Subject to the provisions of Section 102, an Israeli Eligible Employee shall not sell or release from trust any Common Stock received in relation to the Trustee 102 Stock Purchase Right including following any realization of rights or stock dividends, until the lapse of the period of time required under Section 102 or any other period of time determined by the ITA in the Tax Ruling (the “Holding Period”). The Holding Period shall commence on each Purchase Date in relation to the Common Stock purchased on such date for the Israeli Eligible Employee. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Israeli Eligible Employee.
4.3    The Plan Account or the Account shall be in the name of the Trustee for the benefit of the Israeli Eligible Employee or shall be controlled or supervised by the Trustee, subject to the receipt of a Tax Ruling.
4.4    Notwithstanding anything to the contrary, the Trustee shall not release or sell any Common Stock allocated or issued in relation to the Trustee 102 Stock Purchase Right unless the Company, the Employing Company and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.
4.5    Upon receipt of any Trustee 102 Stock Purchase Right, the Israeli Eligible Employee will consent to the grant of the Trustee 102 Stock Purchase Right and to the Election under Section 102 and undertake to comply with the terms of Section 102, the trust arrangement between the Company and the Trustee and the Tax Ruling.
4.6    Should the Trustee 102 Stock Purchase Rights or any Common Stock issued in connection with such Trustee 102 Stock Purchase Rights be transferred by power of a last will or under laws of decent, the provisions of Section 102 shall apply to the heirs or transferees of the deceased Israeli Eligible Employee.
4.7    It is clarified that if Common Stock is purchased when the Eligible Employee is no longer an Israeli Eligible Employee, the provisions of this Sub-Plan shall not apply to the Common Stock purchased on behalf of such Eligible Employee and the Common Stock shall not be subject to Section 102 or the Tax Ruling.
5. ASSIGNABILITY, DESIGNATION AND SALE
5.1    Notwithstanding any other provision of the Plan, no Trustee 102 Stock Purchase Right or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral, or given to any third party whatsoever, and during the lifetime of the Israeli Eligible Employee, each and all of such Israeli Eligible Employee’s rights with respect to a Trustee 102 Stock Purchase Right shall belong only to the Israeli Eligible Employee. Any such action made directly or indirectly, for an immediate or future validation, shall be void.
5.2    As long as Trustee 102 Stock Purchase Rights or Common Stock purchased hereunder are held by the Trustee on behalf of the Israeli Eligible Employee, all rights of the Israeli Eligible Employee over the Common Stock cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.
6.    INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S APPROVAL
6.1    The provisions of the Plan and/or the Sub-Plan shall be subject to the provisions of Section 102, the Tax Ruling and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan and the Sub-Plan.
6.2    Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Sub-Plan shall be considered binding upon the Company, the Employing Company and the Israeli Eligible Employees.
7.    DIVIDEND
Subject to the provisions of the Plan, with respect to any Common Stock allocated or issued to the Israeli Eligible Employee and held by the Trustee, in the event a dividend is declared, any such dividends paid on such Common Stock shall be deposited with the Trustee and will subject to any applicable taxation on distribution of dividends, and when applicable, subject to the provisions of Section 102 and the Tax Ruling.
8.    TAX CONSEQUENCES
8.1    The Tax Ruling shall govern the taxation of Common Stock purchased by Israeli Eligible Employees under the Plan and this Sub-Plan.
8.2    Any Tax consequences arising from the grant of any option to purchase Common Stock, from the purchase of Common Stock, from the sale of Common Stock purchased or received otherwise or from any other event or act (of the Company and/or the Employing Company and/or the Trustee and/or the Israeli Eligible Employee) shall be borne solely by the Israeli Eligible Employee. The Company and/or the Employing Company and/or the Trustee shall withhold Tax according to the requirements under the applicable laws, rules and regulations, including withholding taxes at source. Furthermore, the Israeli Eligible Employee agrees to indemnify the Company and/or the Employing Company and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including, without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Eligible Employee.
8.3    The Trustee shall not be required to release any Common Stock to an Israeli Eligible Employee until all required Tax payments have been fully made.
8.4    For avoidance of doubt, it is clarified that the tax treatment of any option to purchase Common Stock granted under the Plan is not guaranteed, and, although the Company may intend to grant the options under a certain tax route, they may become subject to a different tax route in the future.
9.    ONE TIME BENEFIT, NOT A SALARY COMPONENT
The options to purchase Common Stock granted under the Plan are extraordinary, one-time benefits granted to the Israeli Eligible Employees and are not and shall not be deemed a salary component for any purpose whatsoever, including, without limitation, in connection with calculating severance compensation under any applicable law.
10.    TERM OF PLAN AND SUB-PLAN
Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall make reasonable efforts to obtain all approvals for the adoption of this Sub-Plan or for any amendment to this Sub-Plan as are necessary to comply with applicable Israeli law.
11.    GOVERNING LAW
This Sub-Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Israel, without giving effect to the principles of conflict of laws.